                                                                     EXHIBIT 4.8

                           RIGHTS OFFERING FOR SHARES
                       OF   % CONVERTIBLE PREFERRED STOCK
                              EXCO RESOURCES, INC.

                                           , 2001

To Our Clients:

     We are enclosing for your consideration a Prospectus (the "Prospectus")
dated             , 2001, describing the issuance to shareholders of record of
EXCO Resources, Inc. ("EXCO") as of the close of business on             , 2001,
of transferable rights ("Rights") to purchase at the Subscription Price (as
defined below) shares of   % convertible preferred stock (the "Convertible
Preferred Stock") of EXCO.

     Your attention is directed to the following:

     - EXCO Shareholders will receive one transferable Right for each share of Common Stock of EXCO held as of the close of business on the Record Date. No fractional rights or cash in lieu thereof will be paid, and the number of Rights distributed to each holder of Common Stock will be rounded up to the nearest whole number of Rights.

     - Rights [will] be admitted for trading on the Nasdaq National Market, on which EXCO's Common Stock is traded. Assuming a market exists, Rights may be purchased or sold through normal brokerage channels or sold through
       the Subscription Agent up to the last trading day prior to             ,
       2001, as more fully described in the Prospectus.

     - Basic Subscription Privilege: One Right will entitle the holder to purchase one share of Convertible Preferred Stock of EXCO at the
       Subscription Price of $     per share of Convertible Preferred Stock (the
       "Subscription Price".)

     - Oversubscription Privilege: Any holder of Rights who fully exercises all Rights held by him is entitled to subscribe at the Subscription Price for shares that were not otherwise subscribed for during the basic subscription. However, if such oversubscriptions exceed the number of shares available, the shares available will be allocated among those who oversubscribed based on the number of shares subscribed for by such holder pursuant to the basic subscription privilege, as more fully described in the Prospectus.

     - The expiration date of the rights offering is 5:00 p.m. New York time, on
                   , 2001, unless extended by EXCO.

     Since we are the holder of record of the shares of Common Stock of EXCO held in your Account, we have received your transferable Rights. We will exercise or sell your Rights only in accordance with your instructions. IF YOU DO NOT GIVE US YOUR INSTRUCTIONS, YOUR RIGHTS WILL BECOME VALUELESS AFTER THE EXPIRATION DATE.

     Please forward your instructions to us immediately by completing the form on the reverse side. Your Rights will expire at 5:00 p.m. New York time,
            , 2001, unless the rights offering is extended by EXCO.

                             LETTER OF INSTRUCTIONS

To My Bank or Broker:

     The undersigned acknowledges receipt of the Prospectus relating to the rights offering (the "Rights") by EXCO Resources, Inc. ("EXCO") to purchase
shares of      % convertible preferred stock (the "Convertible Preferred Stock")
of EXCO. This letter instructs you to either exercise or sell the Rights, as indicated below, which you hold for the account of the undersigned upon the terms and conditions set forth in the Prospectus.

(1) BASIC SUBSCRIPTION PRIVILEGE

     - SELL           Rights (if no number is specified, all rights will be
       sold)

     - EXERCISE           Rights to purchase shares of Convertible Preferred
       Stock of EXCO at the Subscription Price. (One Right is required for the purchase of each share of Convertible Preferred Stock)

       I am enclosing a check for $     (equal to the number of shares to be
       purchased multiplied by the Subscription Price).

(2) OVERSUBSCRIPTION PRIVILEGE (available only to those who have fully exercised their Rights in the basic subscription privilege)

     - PURCHASE           shares of additional Convertible Preferred Stock of
       EXCO at the Subscription Price, subject to availability as described in the Prospectus.

       I have enclosed a second check for $     equal to the number of shares to
       be purchased pursuant to the oversubscription privilege multiplied by the Subscription Price. I understand that if I am not allocated the full amount of shares for which I have subscribed pursuant to the oversubscription privilege above, any excess payment will be refunded to me by you (without interest or deduction).

DATED:
      ----------------------------
                                            ------------------------------------

                                            ------------------------------------
                                                        Signature(s)

                                            ------------------------------------
                                                       Account Number

                                            ------------------------------------
                                                 Please type or print name